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                                  EXHIBIT 10.17



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September 1, 1999

Patrick Heron II
7 Pawnwood Road
Newton, CT  06482

Dear Patrick:

We are happy to confirm our offer of employment to you to join Little Switzerland, Inc. as our new Watch Buyer/D.M.M. The guidelines below would indicate the terms and conditions in which this offer applies.

1).   Your base salary will be $125,000 per annum.

2). You will be eligible for a (year-end) bonus opportunity that is equivalent to 10% of your base salary or ($12,500) which can be earned by achieving certain goals that will be determined at a later date.

3). You will receive stock options in the amount of 25,000 shares that will be locked in at the current price upon contract signing (example 25,000 x 0.60 each). *Pending approval by Little Switzerland, Inc. Board of Directors.

4). Little Switzerland agrees to prepay for your relocation upon submission of not less than two estimates from moving companies. The moving company designated will be at the sole discretion of Little Switzerland, Inc.

5). You are entitled to receive a monthly housing allowance of $1,000.00 per month through December 31, 1999.

6). You will be eligible to receive all additional employee benefits as outlined in the new employee handbook i.e. (Medical, Dental, Life Insurance, etc.). You can contact Correta Bostic, Human Resources Manager some time next week to go over the details. She can be reached at (340) 776-2010.

7). Your agreed upon start date will be on or before September 20, 1999. Should your present employer not accept your two-week notice your presence would be welcome sooner.

8). Please contact Kevin Waters, Executive Vice President, The Primary Group to confirm your start date once you've tendered your resignation. He can be reached at (407) 568-4111.



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                            LITTLE SWITZERLAND, INC.
                                  P.O. BOX 930
                             ST. THOMAS, USVI. 00804
                                 (340) 776-2010



       Signing and returning this employment offer will constitute a binding agreement between yourself and Little Switzerland, Inc. Please fax back to Kevin Waters @ (407) 682-3321.

Sincerely,


 /s/ Robert L. Baumgardner                                  9/1/99
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Robert L. Baumgardner, President/CEO                        Date



 /s/ Patrick Heron II                                       9/1/99
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Patrick Heron II                                            Date


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                            LITTLE SWITZERLAND, INC.
                                  P.O. BOX 930
                             ST. THOMAS, USVI. 00804
                                 (340) 776-2010



ADDENDUM

9). Little Switzerland, Inc. agrees to enter into an employment contract for a period of one year from date contract is executed. In the event your position is eliminated, without cause, we agree to compensate you for the agreed upon salary plus bonus on a pro-rata basis for the remainder of your employment period.